Exhibit 99.1

Travelzoo 590 Madison Avenue 21st Floor New York, NY 10022

Media Contact: Mindy Joyce (212) 521-4218 mjoyce@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Appoints Max Rayner as Chief Information Officer

NEW YORK, October 23, 2007 – Travelzoo (NASDAQ: TZOO), a global Internet media company, today announced the appointment of Max Rayner as chief information officer (CIO) effective November 5. In this role, Rayner will oversee Travelzoo’s global IT function, including software development and information management. Rayner will report to Travelzoo Chairman and CEO Ralph Bartel.

“Max Rayner brings more than 20 years of diverse high tech and global management experience to the role of CIO at Travelzoo,” said Bartel. “Max has an outstanding track record of using IT to create competitive business advantage. At SurfControl, he has led the R&D teams to an unprecedented record of 17 product releases in twelve months. Max has lived and worked in Asia, Europe, North America and South America. He speaks five languages. We are fortunate to have someone of Max’s caliber to lead our global IT function.”

Rayner joins Travelzoo from SurfControl where he served as executive vice president of products and services and CIO since 2005. From 2004 to 2005, Rayner was vice president, systems architecture at Salesforce.com. From 1997 to 2004, Rayner held several positions at Sun Microsystems including director, worldwide data centers & infrastructure. Rayner has a B.A. in computer science & digital engineering from Dartmouth College and an MBA in finance from the University of California, Los Angeles.

In 2005, Max was named a winner of CIO Magazine’s ‘Ones to Watch’ award, a global, peer-reviewed competition to identify rising stars with the highest potential to lead the industry as CIOs, visionaries and thought leaders.

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Rayner commented: “I’m excited to play a key role in shaping and executing the company’s strategy of turning Travelzoo into a global Internet media brand. Travelzoo is one of the most respected Internet media brands among travel enthusiasts, and all broad trends suggest a wave of global growth in travel. This will present very interesting opportunities for brand extension, more content, and deepening of the fanatic loyalty Travelzoo enjoys among its subscribers.”

About Travelzoo

Travelzoo is a global Internet media company. Travelzoo's media properties, which reach more than 11 million travel enthusiasts in the U.S., Canada, France, Germany, Hong Kong and the U.K. include the Travelzoo® Web site (www.travelzoo.com), the Top 20® list, the Newsflash™ e-mail alert service and SuperSearch™, a travel search engine. Travelzoo publishes offers from more than 600 advertisers. Travelzoo's deal experts review each offer to find the best travel deals and confirm their true value. Travelzoo is headquartered in New York City.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Travelzoo and Top 20 are registered trademarks of Travelzoo. All other names are trademarks and/or registered trademarks of their respective owners.

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